UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Lawrence Miller

On March 27, 2017, Lawrence Miller informed StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), that he will retire and step down as Chairman, President, Chief Executive Officer and Assistant Secretary of StoneMor GP effective as of the earlier of (i) August 31, 2017 or (ii) the date on which Mr. Miller’s successor commences employment with StoneMor GP (the “Effective Date”).

In connection with Mr. Miller’s retirement, StoneMor GP and Mr. Miller entered into a Separation Agreement and General Release (the “Agreement”). The Agreement provides, among other things, that StoneMor GP will appoint Mr. Miller as Vice Chairman of the Board of Directors of StoneMor GP (the “Board”) for the period commencing on the Effective Date through the end of the period of time in which Mr. Miller is eligible to receive Separation Benefits as defined below (the “Severance Period”). Following the expiration of the Severance Period, Mr. Miller’s continued service as a director of StoneMor GP will be subject to the discretion of its sole member, and Mr. Miller has agreed to resign as a director of StoneMor GP following such expiration if requested by the Chairman of StoneMor GP.

The Agreement also provides that, during the Severance Period, StoneMor GP will engage Mr. Miller as a consultant and that, in such capacity, his duties will include, but not be limited to the following (the “Consulting Services”): (i) advising the Board and management of StoneMor GP with respect to lobbying and other efforts to oppose legislative initiatives in Pennsylvania seeking to restrict preneed sales and preneed delivery of cemetery merchandise and services; (ii) advising StoneMor GP’s management and the Executive Committee of the Board on the conversion of cemetery preneed merchandise-and-services trust funds into fully-paid life insurance securing the obligations to deliver merchandise to and perform services for the purchasers thereof; (iii) working with StoneMor GP’s management to generally serve as an ambassador for StoneMor GP within the death care industry; and (iv) continuing to be StoneMor GP’s liaison to the Archdiocese of Philadelphia. StoneMor GP and Mr. Miller intend that the amount of Consulting Services performed by Mr. Miller will be an average of eight hours per week, and will, in all events be less than 20% of the average level of services provided by Mr. Miller during the 36-month period immediately preceding the cessation of Mr. Miller’s employment with StoneMor GP.

In addition, the Agreement provides, among other things, that Mr. Miller will be entitled to the compensation and benefits set forth in Section 6.02(d) of the Amended and Restated Employment Agreement between Mr. Miller and StoneMor GP, with an effective date of January 1, 2013, which include the following (the “Separation Benefits”): (i) base salary earned but not paid prior to the Effective Date; (ii) payment for all accrued but unused vacation time up to the Effective Date; (iii) payment of any earned bonus that was deferred; (iv) any bonus payable pursuant to any bonus program, to the extent already earned but not paid in the fiscal year ending December 31, 2017; (v) an amount equal to Mr. Miller’s base salary in effect on the Effective Date, multiplied by a factor of 2.50, which amount is payable in accordance with the regular payroll practices of StoneMor GP in equal installments over two and one-half years, unless Mr.

Miller is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code, as amended, and pursuant to the methodology adopted by StoneMor GP) as of his termination of employment, in which case such amount shall commence to be paid within 60 days following the end of the six month period that begins on the date of Mr. Miller’s termination of employment; (vi) immediate vesting of and lapsing of restrictions on all unvested stock awards; (vii) continued participation in StoneMor GP’s medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which Mr. Miller was participating on the Effective Date until the earliest of (x) two years, (y) the date Mr. Miller receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer or (z) the date on which such plans are terminated, provided, however that if such coverage is not allowed under StoneMor GP’s plans, Mr. Miller is entitled to a lump sum payment, less contributions, in an amount equal to the amount that StoneMor GP would have spent on Mr. Miller’s premiums for the same period, based on the then-applicable premiums; and (viii) such additional benefits as may be provided under existing plans and programs of StoneMor GP (other than severance payments payable under any benefit plan). The Agreement also includes provisions in the event Mr. Miller’s employment is terminated prior to the Effective Date. In exchange for the Separation Benefits, Mr. Miller agreed to remain employed with StoneMor GP through the Effective Date and agreed to a customary release and discharge of StoneMor GP, the Partnership and each of the other Releasees (as defined in the Agreement) from certain employment-related and other claims, liabilities and causes of action, whether known or unknown. The Agreement also contains other terms and conditions customary for an agreement of this nature.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Resignation of William Shane

On March 27, 2017, William Shane resigned as a director of StoneMor GP effective as of StoneMor GP’s next quarterly Board meeting currently scheduled for May 2017.

Item 7.01	Regulation FD Disclosure.

On March 28, 2017, the Partnership issued a press release announcing Mr. Miller’s retirement and certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP LLC and Lawrence Miller. *

99.1	Press Release dated March 28, 2017 announcing Lawrence Miller’s retirement. **

*	Filed herewith.
**	Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, statements concerning Mr. Miller’s retirement and future payments, the expectation that Mr. Miller will serve as Vice Chairman of the Board and as a consultant to StoneMor GP, Mr. Miller’s duties under the Separation Agreement as a consultant to StoneMor GP, and Mr. Shane’s resignation are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the following: the Partnership’s ability to identify a suitable successor to Mr. Miller prior to the Effective Date, or at all; and Mr. Miller’s ability or willingness to continue serving as a director of and adviser to StoneMor GP following his retirement. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Austin K. So Austin K. So General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP LLC and Lawrence Miller.

99.1	Press Release dated March 28, 2017 announcing Lawrence Miller’s retirement.